UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 30, 2020
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The RealNetworks, Inc. annual meeting of shareholders was held on November 30, 2020. According to the inspector of elections, shareholders present in person or by proxy, representing 32,922,880 shares, or 86.02%, of RealNetworks common stock entitled to vote (generally entitled to one vote per share), voted on each proposal presented as follows:
Proposal 1 – Election of Directors. The shareholders elected three directors of RealNetworks, one to hold office for a two-year term and two to hold office for three-year terms or until their successors have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Shareholders voted as follows:

	For	Withheld	Broker Non-Votes
Nominees
Erik E. Prusch	21,681,010	3,769,467	7,472,403
Michael B. Slade	21,597,312	3,853,165	7,472,403
Tim M. Wan	21,679,877	3,770,600	7,472,403

Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of RealNetworks’ named executive officers as disclosed in its proxy statement. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
25,215,670	201,752	33,055	7,472,403
Proposal 3 – Ratification of appointment of independent registered public accounting firm. The shareholders ratified the appointment of BDO USA, LLP as RealNetworks’ independent registered public accounting firm for the year ending December 31, 2020. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
32,863,132	25,424	34,324	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: December 1, 2020